Exhibit 10.7

2ND Lien WEINRITTER REALTY LP.

COLLATERAL:	2nd Lien – 1900& 1901 American Dr., Lago Vista, TX 78645
FILE#:	2296.525

BORROWER(S) INFO:	SGB Development Corp
Tax ID# 87-1375590

2nd LIEN LOAN AMOUNT:	$500,000.00

MODIFICATION

INTEREST RATE:	12.5%
AMORTIZATION:	Interest Only
LATE CHARGE:	10 DAYS 5%

BALLOON:	February 1, 2024

DUE ON SALE:	YES
LAWYERS INFO:	Michael Baucum, 1100 NW Loop 410, #801
SA, TX 78213 (210)451-8140
Email:Michael@baucumlawfirm.com
Assist Virginia Peterson (210)451-8141
Email: vp@baucumlawfirm.com

Agreed By:

/s/ Paul M Galvin
Paul M. Galvin
SGB Development Corp.
Chief Executive Officer

/s/ Daniella Ritter
Daniella Ritter
Weinritter Realty, LP.

NOTICE OF CONFIDENTIALITY RIGHTS: IF YOU ARE A NATURAL PERSON, YOU MAY REMOVE OR STRIKE ANY OR ALL OF THE FOLLOWING INFORMATION FROM ANY INSTRUMENT THAT TRANSFERS AN INTEREST IN REAL PROPERTY BEFORE IT IS FILED FOR RECORD IN THE PUBLIC RECORDS: YOUR SOCIAL SECURITY NUMBER OR YOUR DRIVER’S LICENSE NUMBER.

SECOND LIEN DEED OF TRUST

DATE:	September 8th, 2022

GRANTOR:	SGB Development Corp., a Delaware corporation

GRANTOR’S ADDRESS:	195 Montague Street, 14th Floor, Brooklyn, NY 11201

TRUSTEE:	Michael Baucum or Virginia W. Peterson or Laura Ann Baucum

TRUSTEE’S ADDRESS:	1100 NW Loop 410, # 801, San Antonio, TX 78213

BENEFICIARY:	WeinRitter Realty, LP, a Texas limited partnership

BENEFICIARY’S ADDRESS:	P. O. Box 782129, San Antonio, TX 78278-2129

NOTE(S):

NOTE DATE:	September 8th, 2022

NOTE AMOUNT:	$500,000.00

NOTE MAKER:	SGB Development Corp., a Delaware corporation

NOTE PAYEE.	WeinRitter Realty, LPs a Texas limited partnership

FINAL MATURITY DATE:	As therein set forth

TERMS OF PAYMENT:	As therein set forth

PROPERTY (INCLUDING ANY IMPROVEMENTS):

Being 59.3712 acres of land, more or less, out of the K. BALDWIN SURVEY NO. 600, ABSTRACT NO. 90, Travis County, Texas, and out of a portion of Lot l, AMENDED PLAT OF THE COVE AT LAGO VISTA, a subdivision in Travis County, Texas, according to the map or plat recorded in Volume 87, Page 174C, Plat Records of Travis County, Texas. Said 59.3712 acre tract being that same tract of land described in the deed to Northport Harbor, LLC, dated September 2, 2014, recorded in Document No. 2014131554, Official Public Records of Travis County, Texas, and more particularly described by metes and bounds in Exhibit “A” attached hereto and made a part hereof.

PRIOR LIENS (INCLUDING RECORDING INFORMATION): None.

OTHER EXCEPTIONS TO CONVEYANCE AND WARRANTY: None.

For value received and to secure payment of the note, Grantor conveys the property to Trustee in trust. Grantor warrants and agrees to defend the title to the property. If Grantor performs all the covenants and pays the note according to its terms, this deed of trust shall have no further effect, and Beneficiary shall release it at Grantor’s expense.

GRANTORS OBLIGATIONS:

Grantor agrees to:

1.	keep the properly in good repair and condition;

2.	pay all taxes and assessments on the property when due;

3.	preserve the lien’s priority as it is established in this deed of trust;

4.	if the property is improved, maintain, in a form acceptable to Beneficiary, an insurance policy that:

a.	covers all improvements for their full insurable value as determined when the policy is issued and renewed, unless Beneficiary approves a smaller amount in writing;

b.	contains an 80 percent coinsurance clause;

c.	provides all-risk coverage;

d.	protects Beneficiary with a standard mortgage clause;

e.	provides flood insurance at any time the Property is in a flood hazard area;

and

f.	contains such other coverage as Beneficiary may reasonably require:

5.	comply at all times with the requirements of the 80% coinsurance clause;

6.	deliver the insurance policy to Beneficiary and deliver renewals to Beneficiary at least ten days before expiration:

7.	keep any buildings occupied as required by the insurance policy; and

8.	if this is not a first lien, pay all prior lien notes that Grantor is personally liable to pay and abide by all prior lien instruments.

BENEFICIARY’S RIGHTS.

1. Beneficiary may appoint in writing a substitute or successor trustee, succeeding to all rights and responsibilities of Trustee. If Trustee or his successor or substitute shall have given notice of sale hereunder, any successor or substitute Trustee thereafter appointed may complete the sale and the conveyance of the propel-ty pursuant thereto as if such notice had been given by the successor or substitute Trustee conducting the sale.

2. If the proceeds of the note are used to pay any debt secured by prior liens, Beneficiary is subrogated to all of the rights and liens of the holders of any debt so paid.

3. Beneficiary may apply any proceeds received under the insurance policy either to reduce the note or to repair or replace damaged or destroyed improvements covered by the policy.

4. If Grantor fails to perform any of Grantor’s obligations, Beneficiary may perform those obligations and be reimbursed by Grantor on demand at the place where the note is payable for any sums so paid, including attorney’s fees, plus interest on those sums from the dates of payment at the rate stated in the note for matured, unpaid amounts. The sum to be reimbursed shall be secured by this deed of trust.

5. If Grantor defaults on the note or fails to perform any of Grantor’s obligations or if default occurs on a prior lien note or other instrument, and the default continues after Beneficiary gives Grantor notice of the default and the time within which it must be cured, as may be required by law or by written agreement. then Beneficiary may:

a.	declare the unpaid principal balance and earned interest on the note immediately due;

b.	request Trustee to foreclose this lien, in which case Beneficiary or Beneficiary’s agent shall give notice of the foreclosure sale as provided by the Texas Property Code as then amended; and

c.	purchase the property at any foreclosure sale by offering the highest bid and then have the bid credited on the note.

TRUSTEE’S DUTIES:

If requested by Beneficiary to foreclose this lien, Trustee shall:

1. either personally or by agent give notice of the foreclosure sale as required by the Texas Property Code as then amended;

2. sell and convey all or part of the property to the highest bidder for cash with a general warranty binding Grantor, subject to prior liens and to other exceptions to conveyance and warranty: and

3. from the proceeds of the sale, pay, in this order;

a.	expenses of foreclosure, including a commission to Trustee of 5% of the bid;

b.	to Beneficiary, the full amount of principal, interest, attorneys fees, and other charges due and unpaid,

c.	any amounts required by law to be paid before payment to Grantor; and

d.	the balance as provided by applicable law.

GENERAL PROVISIONS:

1 If any of the property is sold under this deed of trust, Grantor shall immediately surrender possession to the purchaser. If Grantor fails to do so Grantor shall become a tenant at sufferance of the purchaser. subject to an action for forcible detainer.

2. Recitals in any Trustee’s deed conveying the property will be presumed to be true.

3. Proceeding under this deed of trust, filing suit for foreclosure, or pursuing any other remedy will not constitute an election of remedies.

4. This lien shall remain superior to liens later created even if the time of payment of all or part of the note is extended or part of the property is released.

5. Partial Invalidity. In the event any portion of the sums intended to be secured by this Deed of Trust cannot be lawfully secured hereby, payments in reduction of such sums shall be applied first to those portions not secured hereby- In the event that any applicable law limiting the amount of interest or other charges permitted to be collected is interpreted so that any charge provided for in this Deed of Trust or in the Note, whether considered separately or together with other charges that are considered a part of this Deed of Trust and Note transaction, violates such law by reason of the acceleration of the indebtedness secured hereby, or for any other reason, such charge is hereby reduced to the extent necessary to eliminate such violation. The amounts of such interest or other charges previously paid to Beneficiary in excess of the amounts permitted by applicable law shall be applied by Beneficiary to reduce the principal of the indebtedness evidenced by the Note, or, at Beneficiary’s option, be refunded.

6. Grantor assigns to Beneficiary all sums payable to or received by Grantor from condemnation of all or part of the property, from private sale in lieu of condemnation, and from damages caused by public works or construction on or near the property. After deducting any expenses incurred, including attorney’s fees, Beneficiary may release any remaining sums to Grantor or apply such sums to reduce the note. Beneficiary shall not be liable for failure to collect or to exercise diligence in collecting any such sums.

7. Grantor acknowledges the applicability of the Texas Assignment of Rents Act, Chapter 64, Texas Property Code to this financing (“TARA”). If Grantor defaults in payment of the note or performance of this deed of trust, Beneficiary shall avail itself of the provisions of TARA. Beneficiary shall apply all rent and other Income and receipts collected under this paragraph first to expenses incurred in exercising Beneficiary’s rights and remedies and then to Grantor’s obligations under the note and this deed of trust in the order determined by Beneficiary. Beneficiary is not required to act under this paragraph, and acting under this paragraph does not waive any of Beneficiary’s other rights or remedies. The filing of this deed of trust constitutes a security agreement with respect to the rents and all personal property. In the event a separate Assignment of Leases and Rents agreement is executed as a part of this transaction, the separate agreement will prevail in the event of a conflict between this provision and the Assignment of Leases and Rents.

8. When the context requires, singular nouns and pronouns include the plural.

9. The term note includes all sums secured by this deed of trust.

10. This deed of trust shall bind, inure to the benefit of, and be exercised by successors in interest of all parties.

11. If Grantor and Maker are not the same person, the term Grantor shall include Maker.

12. Grantor represents that this deed of trust and the note are given for the following purposes:

The Note hereby secured represents and is given for the sum of $500,000.00 this day advanced and paid in cash by WeinRitter Realty, LP to the Grantor herein at its special instance and request, the receipt of which is hereby acknowledged by Grantor.

13. The Note hereby secured is not assumable. If all or any part of the real property herein described is sold, transferred, leased for a period longer than 3 years, or otherwise conveyed, including by contract of sale, without Beneficiary’s prior written consent, which consent may be withheld in Beneficiary’s sole discretion, then Beneficiary may at its option declare the outstanding principal balance of the Note hereby secured, plus accrued interest, to be immediately due and payable.

14. Grantor agrees that in the event of any sale, voluntary, judicial, or made under the terms of this Deed of Trust, of the property herein described, the purchaser at such sale shall acquire title to all insurance policies thereon held by the Grantor, including all paid but unearned premiums on such policies and any moneys representing payment of claims under the policy, and Grantor appoints Beneficiary as its attorney-in-fact for the purpose of endorsing a draft or check received in payment of such a claim and for the purpose of applying such claim proceeds first to repairs of the insured premise and the excess, if any, to the unpaid balance of the note.

15. Nothing in the note hereby secured shall authorize the collection of interest in excess of the highest rate allowed by law. All agreements between Grantor and Beneficiary are expressly limited so that in no contingency or event whatsoever shall the amount paid, or agreed to be paid, to Beneficiary for the use, forbearance. or detention of the money lent exceed the maximum amount permissible under applicable law. If, from any circumstances whatsoever, fulfillment of any provision of the note hereby secured at the time such performance is due would involve transcending the limit of validity prescribed by law, then ipso facto the obligation to be fulfilled shall be reduced to the limit of such validity, and if from any circumstances Beneficiary shall receive as interest an amount that would exceed the highest lawful rate, such amount that would be excessive interest shall be applied to the reduction of the principal amount owing under said note hereby secured, or shall be refunded, but shall not be applied to payment of interest. The provisions of this paragraph will control all agreements between Grantor and Beneficiary.

16. At closing the Grantor shall furnish a one-year, paid-up insurance policy showing WeinRitter Realty, LP, as Mortgagee. The Grantor herein agrees to furnish the Beneficiary, on or before the date taxes are due, copies of tax receipts for taxes due on the property herein described reflecting that said taxes have been paid. Further, the Grantor herein agrees to furnish the Beneficiary up-to-date policies or renewals of policies of insurance in an amount of at least the Note, insuring all improvements upon the herein described real property against loss or damage by fire and windstorm, and any other hazard which Beneficiary may reasonably require, and naming Beneficiary in a mortgage indemnity cause. In the event Grantor fails to furnish proof of payment of taxes and/or proof of payment of insurance as set forth above, then Beneficiary may, at its sole discretion, charge Grantor the sum of $50 for its fees and costs incurred as the result of Grantor’s noncompliance with this paragraph.

17. BENEFICIARY’S RIGHT TO PAY AD VALOREM TAXES AND INSURANCE PREMIUMS: If Grantor fails to pay as same become due and payable, all taxes. assessments and other charges imposed, levied or assessed against said Property or to maintain the insurance coverage, all as herein provided, Beneficiary may, at its option and without waiver of any other rights granted by the Note hereby secured or this Deed of Trust for breach of the covenants contained herein, procure and pay for any such insurance coverage and pay any such taxes, assessments and other charges, including any sums that may be necessary to redeem the Property from tax sale, without obligation to inquire into the validity of any such taxes, assessments, charges and tax sales, the receipts of the proper officers being conclusive evidence of the validity and amount thereof. All amounts so paid by Beneficiary shall immediately become due to Beneficiary, together with interest thereon from the date on which said payments were made at the rate provided in the Note hereby secured, and all such amounts shall be added to and become a part of the indebtedness secured by this Deed of Trust.

18. It is specifically agreed and understood that the creation of a lien against the property described herein for the purpose of paying ad valorem taxes on the property shall be a default hereunder and Beneficiary may immediately commence proceedings to protect its lien position.

19. Transfer of Tax Liens. Grantor(s) shall not, without Beneficiary’s prior written consent, borrow money from any third party to pay ad valorem (property) taxes assessed against the Property nor transfer a tax lien against the Property pursuant to Section 32.06 of the Texas Tax Code, or any successor statute- Unless Beneficiary shall give prior written consent thereto, any such authorization given by Grantor(s) shall be void and of no force or effect, and any transfer of tax lien under such authority, and/or any deed of trust executed by Grantor(s) for the benefit of the transferee of any such tax lien, shall likewise be void and of no force or effect. In order to be effective, written consent by the Beneficiary under this paragraph must be duly executed by an officer of Beneficiary and recorded prior to date of the authorization by Grantor(s) to which it relates in the real property records of each county in which the Property, or any portion thereof, is located.

20. Notice Provision: Grantor expressly covenants and agrees that its address for all notices shall be its address as set forth on Page 1 of this document, and shall remain the address for notices unless Grantor requests IN WRITING that the notice be sent to a different address.

21. Grantor agrees that in consideration of the loan secured by the Note herein secured and this Deed of Trust, it will at its sole cost provide an appraisal of the Property satisfactory to International Bank of Commerce, prepared by an appraiser acceptable to International Bank of Commerce and dated within the time period required by International Bank of Commerce.

22. To the extent permitted by law, Guarantor expressly waives and relinquishes all rights and remedies of surety, including but not limited to, all rights and remedies under Sections 51.003, 51.004 and 51.005 of the Texas Property Code and Chapter 34 of the Business & Commerce Code of the State of Texas.

(a)   In the event an interest in any of the Mortgaged Property is foreclosed upon pursuant to a judicial or nonjudicial foreclosure sale, Grantor agrees as follows: notwithstanding the provisions of Sections 51.003, 51.004, and 51.005 of the Property Code (as the same may be amended from time to time) and to the extent permitted by law, Grantor agrees that Bank shall be entitled to seek deficiency judgment from Grantor and/or any other party obligated on the Indebtedness equal to the difference between the amount owing on the Indebtedness and the amount for which the Mortgaged Property was sold pursuant to judicial or nonjudicial foreclosure sale. Grantor expressly recognizes that this constitutes a waiver of the above-cited provisions of the Property Code which would otherwise permit Grantor and other persons against whom recovery of deficiencies is sought or Guarantor independently (even absent the initiation of deficiency proceedings against them) to present competent evidence of the fair market value of the Mortgaged Property as of the date of the foreclosure sale and offset against any deficiency the amount by which the foreclosure sale price is determined to be less than such fair market value. Grantor further recognizes and agrees that this waiver creates an irrebuttable presumption that the foreclosure sale price is equal to the fair market value of the Mortgaged Property for purposes of calculating deficiencies owed by Grantor and/or others against whom recovery of a deficiency is sought.

(b) Alternatively, in the event the waiver provided for in Subsection (a) above is determined by a court of competent jurisdiction to be unenforceable, the following shall be the basis for the finder of fact’s determination of the fair market value of the Mortgaged Property as of the date of the foreclosure sale in proceedings governed by Sections 51.003, 51.004 and 51.005 of the Property Code (as amended from time to time): (I) the Mortgaged Property shall be valued in an “as is” condition as of the date of the foreclosure sale, without any assumption or expectation that the Mortgaged Property will be repaired or improved in any manner before a resale of the Mortgaged Property after foreclosure; (ii) the valuation shall be based upon an assumption that the foreclosure purchaser desires a resale of the Mortgaged Property for cash promptly (but not later than twelve [12] months) following the foreclosure sale; (iii) all reasonable closing costs customarily borne by the seller in commercial real estate transactions should be deducted from the gross fair market value of the Mortgaged Property, including without limitation, brokerage commissions, title insurance, a survey of the Mortgaged Property, tax prorations, attorneys’ fees, and marketing costs; (iv) the gross fair market value of the Mortgaged Property shall be further discounted to account for any estimated holding costs associated with maintaining the Mortgaged Property pending sale, including, without limitation, utilities expenses, property management fees, taxes and assessments (to the extent not accounted for in (iii) above), and other maintenance, operational and ownership expenses; and (v) any expert opinion testimony given or considered in connection with a determination of the fair market value of the Mortgaged Property must be given by persons having at least five (5) years experience in appraising property similar to the Mortgaged Property and who have conducted and prepared a complete written appraisal of the Mortgaged Property taking into consideration the factors set forth above.

SGB DEVELOPMENT CORP.

A DELAWARE CORPORATION

BY:	/s/ Paul M. Galvin
PAUL M. GALVIN
CHIEF EXECUTIE OFFICER

*

THE STATE OF NEW YORK

COUNTY OF KINGS

This instrument was acknowledged before me on the 8TH day of September, 2022, by Paul M. Galvin, Chief Executive Officer of SGB Development Corp., a Delaware corporation. on behalf of said Corporation.

/s/ Thomas Rauffenbart
NOTARY PUBLIC, STATE OF NEW YORK

THOMAS RAUFFENBART NOTARY PUBLIC, STATE OF NEW YORK NO. 01RA6424750 QUALIFIED IN NEW YORK COUNTY MY COMMISSION EXPIRES NOV 8, 2025

FILED AND RECORDED
OFFICIAL PUBLIC RECORDS
/s/ Rebecca Guerraro
Rebecca Guerrero, County Clerk
Travis County, Texas
Sep 13, 2022, 12:28 PM Fee: $54.0
2022152151
*Electronically Recorded*

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